UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2019

ANDINA ACQUISITION CORP. III

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-38785	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Calle 113 # 7-45 Torre B

Oficina 1012

Bogotá, Colombia

(Address of Principal Executive Offices) (Zip Code)

(646) 565-3861

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On January 31, 2019, the Company consummated the initial public offering (“IPO”) of 10,800,000 of its units (“Units”), including 800,000 Units subject to the underwriters’ over-allotment option. Each Unit consists of one ordinary share, $0.0001 par value per share (“Ordinary Share”), one right (“Right”) to receive one-tenth of one Ordinary Share, and one redeemable warrant (“Warrant”), with each Warrant entitling the holder to purchase one Ordinary Share at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $108,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 395,000 Units (“Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $3,950,000, to certain of the Company’s initial shareholders, Cowen and Company, LLC and Craig-Hallum Capital Group LLC, the joint book-running managers of the IPO, and their respective affiliates. The Private Units are identical to the Units sold in the IPO, except that the Warrants underlying the Private Units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial shareholders or their permitted transferees. The purchasers of the Private Units have agreed (A) to vote the Ordinary Shares underlying the Private Units in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated memorandum and articles of association with respect to the Company’s pre-business combination activities prior to the consummation of such a business combination unless the Company provides public shareholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any Ordinary Shares underlying the Private Units for cash from the trust account in connection with a shareholder vote to approve a proposed initial business combination or a vote to amend the provisions of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, and (D) that the Ordinary Shares underlying the Private Units shall not participate in any liquidating distribution from the trust account upon winding up if a business combination is not consummated. The purchasers of Private Units have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to certain permitted transferees) until the completion of the Company’s initial business combination.

An audited balance sheet as of January 31, 2019 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release issued by the Company announcing the consummation of the IPO and Private Placement is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Audited Balance Sheet.

99.2	Press Release Announcing Consummation of IPO.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2019
ANDINA ACQUISITION CORP. III

	By:	/s/ Julio A. Torres
	Name:	Julio A. Torres
	Title:	Chief Executive Officer

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